Exhibit 10.19.1

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Amendment Number 1 to the Research Agreement and Licence Agreement

Amendment Number 1 dated July 4, 2006 (“Effective Date”) between Cambridge Display Technology Limited of Building 2020, Cambourne Business Park, Cambridgeshire, CB3 6DW (“CDT”) and Merck OLED Materials GmbH (formerly known as Covion Organic Semiconductors GmbH) of Industriepark Hoechst, Gebäude F821, D-65926, Frankfurt am Main, Germany (“MOM”).

WHEREAS

A.	In order to conduct specific research and development on behalf of MOM in the field of organic semiconductor technology, CDT International Limited of PO Box HM1556, Corner House Church, Parliament Street, Hamilton HMFX, Bermuda (“CDT International”) and MOM entered into a Contract Research Agreement dated 14 December 2001 (the “Research Agreement”).

B.	The rights and obligations of CDT International under the Research Agreement were novated to CDT in March 2003.

C.	Following discussions concerning the Research Agreement and in order to clarify certain terms in the Research Agreement, MOM and CDT (together the “Parties”) entered into a side letter to amend the terms of the Research Agreement on 7 October 2004 (“CRA Side Letter”).

D.	CDT and MOM entered into a Patent and Know-How Licence agreement dated 14 December 2001 (the “Licence Agreement”).

E.	Following discussions concerning the Licence Agreement and in order to clarify certain terms in the Licence Agreement, the Parties entered into a side letter dated 7 October 2004 to amend the terms of the Licence Agreement (“Licence Side Letter”).

F.	The Parties wish to amend the Research Agreement and Licence Agreement in the terms in the manner set out below

G.	Terms used but not defined herein shall have the meaning given to them in the Licence Agreement or the Licence Side Letter.

NOW, THEREFORE, the parties agree as follows:

1.	Termination of the Research Agreement

1.1.	Notwithstanding the terms of Clause 11 of the Research Agreement, the Parties agree to terminate the Research Agreement and that such termination shall be deemed to have been effective from 1 June 2005 (“Termination Date”). Each Party releases the other from all claims, liens, demands, causes of action, obligations, damages and liabilities arising directly as a result of the termination of the Research Agreement.

1.2.	The Parties hereby agree that MOM will have no further royalty obligation to CDT under Clause 4 of the Research Agreement after the Termination Date, but for the avoidance of doubt, MOM will continue to pay royalties to CDT pursuant to clause 11 of Licence Agreement.

1.3.	It is expressly agreed by MOM that:

(a).	of the unpublished patent applications and invention disclosures set out in Annexe 1 hereto together with any patents and/or patent applications within CDT’s control which were published as at 1 December 2005, no other patents or inventions fall within the definition of Future Patents; and

(b).	MOM’s right to any inventions made after 1 December 2005 is governed solely by the terms of this Amendment No 1.

1.4.	MOM reserves the right to assert that any patent and/or patent application in respect of an invention made by an employee of CDT prior to 1 June 2005, which was not either (1) published as at 1 December 2005 or (2) listed in Annexe 1, is a Future Patent. If any such assertion is made by MOM, the Parties shall use all reasonable endeavours to resolve any question arising from such assertion.

2.	Amendment to the Licence Agreement

2.1.	The Parties agree that the Licence Agreement shall be amended in the following respects:

(a).	Add new definitions as follows:

Additional Patents	Means the patent/applications set out in Schedule 8 and any and all patents, therefrom, including any continuations, divisionals and reissues of any of the foregoing, or foreign counterparts or equivalents thereof;

Supplementary Patents

Means the patents and/or patent applications to be owned by either CDT or CDT Oxford Limited which are in respect of inventions made after 1 June 2005, but before 31 December 2006 and which CDT is free to licence without restrictions from or obligations owed to third parties, but excluding:

i        inventions relating to PLEMs;

ii       inventions which were developed directly or indirectly for or on behalf of Sumation Company Limited; or

iii      inventions which were developed by CDT Oxford and which fall outside of the Field.

Supplementary Know How

Means the know how developed by either CDT or CDT Oxford Limited in respect of inventions made after 1 June 2005, but before 31 December 2006, but excluding:

i        know how relating to PLEMs;

ii       know how which was developed directly or indirectly for or on behalf of Sumation Company Limited; or

iii      inventions which were developed by CDT Oxford and which fall outside of the Field.

The University Patent	Means “***” and any and all patents, therefrom, including any continuations, divisionals and reissues of any of the foregoing, or foreign counterparts or equivalents thereof which patent is jointly owned by CDT and the University of Cambridge

LEP Display Device Licence	means an electronic device in which light is generated by a light emitting polymer to produce a visible representation

(b).	Amend the existing definition of Field by the addition of the following words at the end of the definition

“,but for the avoidance of doubt photovoltaics, photo detectors, organic thin film transistors and memory are excluded from this definition.”

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(c).	Add new clause 3.2A

For the avoidance of doubt it is specifically acknowledged that the licence granted under clause 3.1 does not include the right to exploit PLEM’s, is non exclusive in respect of Spiro and Indeno fluorenes and is exclusive for:

i	Relevant Materials; and

ii	organic semiconductors generally (as distinct from specific classes or types of organic semiconductors) which shall for the avoidance of doubts exclude PLEM’s.

(d).	Add new clause 3.7

CDT hereby grants to MOM a non-exclusive sub licence under the Assigned Patent to exploit in any manner in the Field in the Territory during the term of the License Agreement:

i	Relevant Materials; and

ii	organic semiconductors generally (as distinct from specific classes or types of organic semiconductors) which shall for the avoidance of doubts exclude PLEM’s;

(e).	Add new clause 3.8

CDT hereby grants to MOM a non-exclusive licence under the Additional Patents, the Supplementary Patents and the Supplementary Know How to exploit in any manner in the Field in the Territory during the term of the License Agreement:

i	Relevant Materials; and

ii	organic semiconductors generally (as distinct from specific classes or types of organic semiconductors) which shall for the avoidance of doubts exclude PLEM’s;

(f).	Add new clause 5A – The University Patent

CDT hereby grants (and warrants it has the power so to do) to MOM a non-exclusive licence under the University Patent to exploit in any manner in the Field in the Territory during the term of the License Agreement:

iii	Relevant Materials; and

iv	organic semiconductors generally (as distinct from specific classes or types of organic semiconductors) which shall for the avoidance of doubts exclude PLEM’s;

(g).	Add new clause 8.7

The Parties expressly agree that patent applications “***” and any and all patents, therefrom, including any continuations, divisionals and reissues of any of the foregoing, or foreign counterparts or equivalents thereof fall within the definition of Future Patents and further it is acknowledged by the Parties that the licence granted under the Licence Agreement in respect of Future Patents excludes the right to exploit PLEM’s.

(h).	Change first sentence of clause 18.1

This Agreement shall come into effect on the Effective Date and unless terminated earlier in accordance with the following provisions of this clause shall remain in force until the later of the date when the last of the Patents licensed to Covion pursuant to Clauses 3 to 8 of this Agreement or pursuant to any amendment to this Agreement expires, lapses, becomes abandoned or is revoked following a final decision from which no further appeal is possible and the date when the last of the Know-How comes into the public domain.

(i).	The patents/applications set out in Annexe 2 are to be added to Schedule 2:

(j).	Schedule 4 shall be amended by the deletion of the following row from the table:

“***”	“***”	“***”	“***”	“***”	“***”

(k).	Add an additional Schedule (Schedule 8) to the Licence Agreement as set out in Annexe 3 to this Amendment No. 1.

3.	Miscellaneous

3.1.	The Parties acknowledge that the licence granted above in the new clause 3.7 to the Licence Agreement as set out above is in full discharge of the obligations under clause 4 of the Licence Agreement.

3.2.	It is acknowledged that in pursuance of its obligation under clause 5 of the Licence Agreement, CDT will seek consent from SEC to the grant of a non exclusive licence to MOM to exploit;

i	Relevant Materials; and

ii	organic semiconductors generally (as distinct from specific classes or types of organic semiconductors) which shall for the avoidance of doubts exclude PLEM’s.

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3.3.	CDT hereby grants to Merck KGaA, Frankfurter Straße 250, 64293 Darmstadt, an option to negotiate the terms of an “***”, on commercially competitive terms applying at the time of exercise of the option, save that the licence shall be offered on terms that provide for running royalties, but no fixed sum by way of licence fee or similar financial provision.

4.	General

4.1.	This Amendment No. 1 and the License Agreement comprises the entire understanding of the parties in relation to its subject matter and each party acknowledges that it has entered into it in reliance only upon the terms specifically incorporated herein.

4.2.	This Amendment No. 1 shall be governed by and construed in accordance with the provisions of English Law.

4.3.	This Amendment No. 1 may be executed in any number of identical counterparts.

This Amendment No. 1 has been executed by the authorised signatories of each party on the date first written on page 1.

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ANNEXE 1

CDT Ref	Description
“***”	“***”

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ANNEXE 2

(Patents to be added to Schedule 2 of the Licence Agreement)

CDT Ref.	Publication number	Priority date	Title/brief description	Claims	Status

“***”	“***”	“***”	“***”	“***”	“***”

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ANNEXE 3

(New Schedule 8 to be added to the Licence Agreement)

CDT Ref.	Publication number	Priority date	Title/brief description	Claims	Status
“***”	“***”	“***”	“***”	“***”	“***”

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SIGNED by Stephen Chandler, VP Legal and IP

/s/ Stephen Chandler
For and on behalf of
Cambridge Display Technology Limited

SIGNED by Dr. Thomas Geelhaar, Managing Director

/s/ Thomas Geelhaar
For and on behalf of
Merck OLED Materials GmbH